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                      E. I. DU PONT DE NEMOURS AND COMPANY

                           OFFER TO PURCHASE FOR CASH
                     UP TO 8,000,000 SHARES OF COMMON STOCK
                    OF E. I. DU PONT DE NEMOURS AND COMPANY
                            HELD BY NON-U.S. PERSONS
                                       AT
                             $80.76 GROSS PER SHARE

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 14, 1999 (the "Offer to Purchase") and a form of Letter of Transmittal for informational purposes (the "Letter of Transmittal;" and together with the Offer to Purchase, the "Offer") relating to the offer by E. I. du Pont de Nemours and Company ("DuPont" or the "Company") to purchase Shares of common stock, par value $.30 per share, of DuPont ("Shares") held by Non-U.S. Persons at a price of $80.76 per Share, in cash, without interest, less applicable United States withholding taxes, up to an aggregate of 8,000,000 Shares tendered and purchased upon the terms and subject to the conditions set forth in the Offer to Purchase.

     The Shares being purchased in the offer include shares of DuPont common stock listed on the NYSE, Frankfurt, Dusseldorf, Paris, and Amsterdam exchanges and DuPont common stock underlying Non-U.S. Depositary Receipts. The "Non-U.S. Depositary Receipts" consist of: (1) the International Depositary Receipts issued by B.O.I.C. ("B.O.I.C. Depositary Receipts") listed on the Brussels exchange, (2) the Swiss certificates registered in the name of SNOC Swiss Nominee Company ("Swiss Certificates") listed on the Swiss exchange and (3) the Netherlands Depositary Receipts (certificaten) ("Netherlands Depositary Receipts") listed on the Amsterdam exchange.

     THE OFFER IS AVAILABLE ONLY TO DUPONT STOCKHOLDERS WHO ARE NON-U.S. PERSONS, AS EXPLAINED ON PAGE 1 OF THE OFFER TO PURCHASE. For purposes of the Offer, a "Non-U.S. Person" is any person who is not a U.S. Person. A "U.S. Person" for purposes of the Offer is any person that is:

     - an individual who is a United States citizen or United States resident (for United States federal income tax purposes);

     - a corporation, partnership, limited liability company or other entity created or organized in the United States or under the laws of the United States or of any State within the United States;

     - an estate which is subject to United States income tax on all of its income (regardless of the source of such income); and

     - a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust (including, without limitation, any United States pension trust organized under Section 401(a) of the Internal Revenue Code of 1986, as amended).

DUPONT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THEIR STATUS AS A NON-U.S. PERSON IN ORDER TO DETERMINE THEIR ELIGIBILITY TO PARTICIPATE IN THE OFFER. DUPONT STOCKHOLDERS WHO ARE U.S. PERSONS ARE INELIGIBLE TO PARTICIPATE IN THE OFFER AND SHOULD NOT COMPLETE THIS TENDER INSTRUCTION FORM. If you are a U.S. Person and you have received this document, you should contact D.F. King or your broker or nominee.

     You should be aware that United States federal income tax withholding generally will apply to the gross proceeds of the Offer to be received by Non-U.S. Persons. See Section 3 and 14 of the Offer to Purchase for more information with regard to such withholding taxes.

     THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER SHARES.
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     The enclosed material is being forwarded to you as the owner of Shares or
Non-U.S. Depositary Receipts not registered in your name and/or deposited with us. A tender of such Shares or, if applicable, a delivery of Non-U.S. Depositary Receipts to the issuer thereof in order that the underlying Shares can be tendered, may only be made by us as the registered holder or depositary institution and pursuant to your instructions. Therefore, DuPont urges owners of Shares and Non-U.S. Depositary Receipts registered in the name of, or otherwise deposited with, a broker, dealer, commercial bank, trust company, custodian bank or other nominee to contact such registered holder or the applicable financial institution promptly if they wish to accept the Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Shares held by us or, with respect to Non-U.S. Depositary Receipts held by us, to deliver such Non-U.S. Depositary Receipts to the issuer thereof (or the applicable affiliate) in order that the underlying Shares can be tendered, for your account pursuant to the terms and conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order that you can participate in accordance with the provisions of the Offer. The Offer will expire at 12:00 Midnight, New York City time, on August 10, 1999, or if extended by DuPont, the latest date and time to which extended (the "Expiration Date"). Shares tendered pursuant to the Offer may be withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date and after September 3, 1999, if not theretofore accepted for purchase. Owners of Non-U.S. Depositary Receipts should consult their brokers, dealers, commercial banks, trust companies, custodian banks or other nominees or the issuer of such Non-U.S. Depositary Receipts regarding their withdrawal rights because the issuer may have special rules and procedures regarding withdrawal.

     Your attention is directed to the following:

     - The Offer is for up to an aggregate of 8,000,000 Shares.

     - The Offer is open only to Non-U.S. Persons.

     - U.S. withholding taxes will generally apply to the proceeds to be received by eligible participants.

     - DuPont's obligation to accept Shares tendered in the Offer is subject to certain conditions specified in the Offer to Purchase.

     - No U.S. stock transfer taxes will be payable as a result of the transaction. Although Belgian and Swiss transactional taxes will apply for transactions in B.O.I.C. Depositary Receipts and Swiss Certificates (both as defined in the Offer to Purchase), respectively, DuPont will pay these transactional taxes subject to certain limitations described in the Offer to Purchase and Letter of Transmittal.

     If you wish to have us tender any or all of your Shares or deliver certificates representing Non-U.S. Depositary Receipts to the issuer thereof in order that the underlying Shares can be tendered, please so instruct us by completing, executing and returning to us the instruction form which appears on the opposite side of this letter. Note that by instructing us to tender Shares, or to deliver certificates representing Non-U.S. Depositary Receipts in order that the underlying Shares can be tendered, you will be certifying that you are a non-U.S. person as described above and on page 1 of the Offer to Purchase and that you are eligible to participate in the Offer. Participating owners of Non-U.S. Depositary Receipts should consult their brokers, dealers, commercial banks, trust companies, custodian banks or other nominees or the issuer of such Non-U.S. Depositary Receipts regarding the return of certificates in the event any Shares underlying such Non-U.S. Depositary Receipts are not tendered or are not purchased in the event of proration.

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                                  INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to the Offer of E. I. du Pont de Nemours and Company ("DuPont" or the "Company") for DuPont common stock, par value $.30 per share ("Shares") held by Non-U.S. Persons.

I. SHARES: TO BE FILLED OUT BY OWNERS OF SHARES

     This will instruct you to tender the Shares indicated below (or, if no number is indicated below, all Shares) held by you for my account, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Box 1 [ ]  Please tender all of my Shares held by you for my account.

     Box 2 [ ]  Please tender            (number) of the Shares held by you
                              ----------
                for my account.

--------------------------------------------------------------------------------

                                    ODD-LOTS

[ ] By checking this box, I represent that I owned beneficially and of record as of July 7, 1999, an aggregate of less than 100 Shares and am tendering all such Shares.

II. NON-U.S. DEPOSITARY RECEIPTS: TO BE FILLED OUT BY OWNERS OF NON-U.S. DEPOSITARY RECEIPTS

     This will instruct you to deliver the Non-U.S. Depositary Receipts to the issuer thereof (or the applicable affiliate) in order that Shares indicated below (or, if no number is indicated below, all Shares) underlying such Non-U.S. Depositary Receipts held by you for my account, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Box 1 [ ]  Please deliver Non-U.S. Depositary Receipts in accordance with the instructions of the issuer thereof in order that all Shares underlying such Non-U.S. Depositary Receipts can be tendered to the Depositary.

     Box 2 [ ]  Please deliver Non-U.S. Depositary Receipts in accordance with the instructions of the issuer thereof in order that
                                          (number) of the Shares underlying such
             ----------------------------
                Non-U.S. Depositary Receipts can be tendered to the Depositary.

--------------------------------------------------------------------------------

                                    ODD-LOTS

[ ] By checking this box, I represent that I owned beneficially and of record Non-U.S. Depositary Receipts as of July 7, 1999 representing an aggregate of less than 100 shares and wish to have tendered all such Shares.

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                                   SIGNATURE

BY SIGNING BELOW, I HEREBY CERTIFY THAT I AM A NON-U.S. PERSON AS DESCRIBED ABOVE AND ON PAGE 1 OF THE OFFER TO PURCHASE AND THAT I AM ELIGIBLE TO PARTICIPATE IN THE OFFER.

Dated: _______________________________________, 1999
                                                       -----------------------------------------------------

                                                       -----------------------------------------------------
                                                                           SIGNATURE(S)

                                                       -----------------------------------------------------

                                                       -----------------------------------------------------
                                                                     PLEASE PRINT NAME(S) HERE

                                                       -----------------------------------------------------
                                                                          ACCOUNT NUMBER

                                                       -----------------------------------------------------
                                                                     TAX IDENTIFICATION NUMBER

     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM OR CUSTODIAN BANK MAINTAINING YOUR ACCOUNT, NOT THE DEPOSITARY, MANAGING INFORMATION AGENT OR DUPONT.

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